Exhibit 99.2

FINANCIAL PACIFIC HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

(dollars in thousands, except par value)
(Unaudited) June 30, 2013
ASSETS
CASH	$7,836
RESTRICTED CASH AND CASH EQUIVALENTS	6,369
NET INVESTEMNT IN DIRECT FINANCING LEASES AND LOANS – less allowance for credit losses of $12,622	257,455
INTANGIBLE ASSETS –NET	8,516
OTHER ASSETS	9,939
TOTAL	$290,115

LIABLITIES AND MEMBERS' EQUITY
LIABILITIES:
Revolving and term debt	$210,804
Deferred income taxes	1,535
Accounts payable and accrued expenses	8,577
Total liabilities	220,916

COMMITMENTS

MEMBERS’ EQUITY
Common units – no par value
Incentive units – no par value
Preferred units – par value $572	25,084
Additional paid-in capital	1,968
Retained earnings	42,147
Total members’ equity	69,199

TOTAL	$290,115

FINANCIAL PACIFIC HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

(dollars in thousands)
	Six months ended June 30,
	2013	2012
INCOME:
Interest and fee income	$29,033	$27,559
Interest expense	3,507	3,694
Net interest and fee income	25,526	23,865
Provision for credit losses	3,272	5,697
Net interest and fee income after provision for credit losses	22,254	18,168
Other income	1,312	2,002
Total income	23,566	20,170

OTHER EXPENSES:
Salaries and benefits	3,790	3,642
General and administrative	3,973	2,746
Related party transactions	538	827
Financing-related costs	(59)	366
Amortization of intangible assets	354	354
Total other expenses	8,596	7,935
INCOME BEFORE INCOME TAX PROVISION	14,970	12,235
INCOME TAX PROVISION	5,835	4,705
NET INCOME	9,135	7,530
OTHER COMPREHENSIVE INCOME	-	-
COMPREHENSIVE INCOME	$9,135	$7,530

FINANCIAL PACIFIC HOLDINGS, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(dollars in thousands)
	Six months ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,135	$7,530
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	161	120
Amortization of debt issuance costs	492	557
Amortization of intangible assets	354	354
Initial direct costs capitalized	(6,759)	(6,889)
Amortization of initial direct costs	4,766	3,661
Provision for credit losses	3,272	5,697
Deferred income taxes	46	-
Impairment of intangible assets	937	-
Equity-based compensation	308	228
Gain on sale of leases and loans	-	(428)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	2,540	3,373
Other assets	(1,875)	(4,223)
Net cash provided by operating activities	13,377	9,980

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment for lease contracts	(66,970)	(70,929)
Monthly principal payments received	51,920	54,078
Restricted cash and cash equivalents	1,228	4,945
Residual and termination receipts	6,396	4,522
Proceeds from sale of leases	-	3,700
Lease security deposits	-	14
Purchase of furniture, equipment, and leasehold improvements	(95)	(367)
Net cash used in investing activities	(7,521)	(4,037)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on notes to banks	57,317	88,125
Principal payments on notes to banks	(57,487)	(83,397)
Dividends paid	-	(10,000)
Capitalized debt issuance costs	(13)	(1,431)
Net cash used in financing activities	(183)	(6,703)
NET INCREASE (DECREASE) IN CASH	5,673	(760)

CASH:
Beginning of period	2,163	870
End of period	$7,836	$110

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$3,566	$3,798
Cash paid for income taxes	$6,495	$7,656

Note 1 – Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Financial Pacific Holdings, LLC and Subsidiaries (“FPH, LLC”) have been prepared in accordance with accounting principles generally accepted in the United States of America. Certain information in footnote disclosures normally included in interim financial statements have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission. All normal recurring adjustments necessary for a fair presentation are reflected in the unaudited condensed consolidated financial statements. Operating results for the period ended June 30, 2013 are not necessarily indicative of the results to be expected for the entire fiscal year.

On July 1, 2013, Umpqua Bank acquired Financial Pacific Holding Corp. (“FPHC”) and its subsidiary, Financial Pacific Leasing, Inc. (“FinPac Leasing”), and its subsidiaries, Financial Pacific Funding, Inc. (“FPF”), Financial Pacific Funding II, Inc. (“FPF II”) and Financial Pacific Funding III, Inc. (“FPF III”). As part of the same transaction, Umpqua Holdings Corporation acquired two related entities, FPC Leasing Corporation (“FPC”) and Financial Pacific Reinsurance Co, Ltd. (“FPR”). Prior to acquisition, all of the entities were consolidated as FPH, LLC.  These financial statements should be read in conjunction with the financial statements and notes included in Exhibit 99.1 included in this Form 8-K/A.